Volt Information Sciences, Inc. Reports Fourth Quarter and

Fiscal 2019 Financial Results

Achieved full-year positive Adjusted EBITDA

Expect continued improvement in profitability for 2020

New York, NY, January 15, 2020 --(BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the fourth quarter and year ended November 3, 2019.

Fourth Quarter Results

•	Revenue decreased 2.4% year over year to $258.4 million; Adjusted Revenue* decreased 5.7%.
•	Gross margin was 16.6%, unchanged versus the comparable quarter in 2018.
•	GAAP operating income improved by $3.0 million year over year to $933,000; Adjusted Operating Income improved by $2.9 million year over year to $669,000.
•	Adjusted EBITDA increased $98,000 year over year to $4.8 million.

Fiscal 2019 Results

•	Revenue decreased 4.0% year over year to $997.1 million; Adjusted Revenue* decreased 3.5%.
•	Gross margin improved 50 basis points year over year to 15.3%.
•	GAAP operating loss improved year over year by $18.6 million to ($9.8) million; Adjusted Operating Income (loss) improved by $20.3 million to ($8.1) million.
•	Adjusted EBITDA improved by $14.1 million year over year to $1.0 million.

* Adjusted Revenue - excludes the extra operating week in the fourth quarter and year ended November 3, 2019, businesses exited, and the effect of foreign currency translation. A reconciliation is shown in the tables at the end of this press release.

“I am proud of the progress our team has made in transforming the business. During this past year, we attracted top industry veterans for leadership roles across the organization and began the deliberate process of changing to a performance-based culture. We exited or de-emphasized less profitable businesses, while placing a greater focus on growing business with attractive margin profiles. We did this while implementing significant cost savings, organizational changes, process changes, and updates to our systems,” said Linda Perneau, President and Chief Executive Officer. “The positive results of these changes are just beginning to manifest in the form of improved financials. During fiscal 2019, we improved gross margin by 50 basis points, reduced adjusted SG&A expense by nearly $19 million and produced positive annual Adjusted EBITDA for the first time since 2016.”

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Fourth Quarter Results

North American Staffing revenue for the quarter was $216.6 million as compared to $220.5 million for the fourth quarter of fiscal 2018. Adjusted Revenue, which is a non-GAAP measure, for this segment decreased approximately 8.7 percent year over year to $200.8 million. The decrease is primarily attributable to continued workforce adjustments at certain larger clients specifically related to their businesses, partially offset by business wins with new clients.

International Staffing revenue increased 12.0 percent over the prior year to $30.6 million. Adjusted Revenue was $28.4 million, an increase of approximately 8.8 percent year over year. The increase is primarily due to stronger results in Belgium and improvement within the U.K. business.

North American MSP revenue for the fourth quarter was $11.7 million, a 42.0 percent increase over the prior year. Adjusted Revenue from this segment increased approximately 31.0 percent year over year to $10.7 million. The increase is attributable to expansion within existing clients and new wins for managed service programs and payroll services.

Gross margin for the quarter was 16.6 percent of revenue, unchanged from the fourth quarter of fiscal 2018. The prior-year quarter includes a $2.2 million California FUTA credit, which positively impacted gross margin by approximately 80 basis points. The exclusion of the extra operating week had no meaningful impact to gross margin. The revenue mix shift towards the higher-margin International Staffing and North American MSP segments contributed positively towards gross margin in the fourth quarter of fiscal 2019.

SG&A expense for the fourth quarter was $39.9 million, which includes approximately $2.6 million related to the extra operating week. Excluding the fourteenth week and business exited during the quarter, SG&A expense decreased by $3.7 million, or 8.9 percent on a year-over-year basis. The reduction is primarily attributable to the Company’s strategic approach to optimize resources and greater productivity across the organization.

Adjusted EBITDA, which is a non-GAAP measure, for the fourth quarter of fiscal 2019 was $4.8 million, compared to $4.7 million in the prior-year quarter. The prior-year quarter includes the benefit of the $2.2 million California FUTA credit mentioned above. The increase is primarily attributable to a smaller GAAP net loss and higher other income, which more than offset the adjustment for restructuring and severance costs in the fourth quarter of fiscal 2018.

Fiscal 2019 Results

North American Staffing revenue for the year was $830.9 million as compared to $860.5 million for fiscal 2018. Adjusted Revenue for this segment decreased approximately 5.1 percent year over year to $814.5 million. The decrease is primarily attributable to significant workforce adjustments at certain larger clients specifically related to their businesses, partially offset by business wins with new clients. Operating Income for the year was $18.0 million or an increase of approximately 48.4 percent from $12.1 million for fiscal 2018. Adjusted Operating Income for this segment, which is a non-GAAP measure, increased by approximately 42.1 percent to $17.2 million.

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International Staffing revenue for fiscal 2019 decreased 2.5 percent from the prior year to $114.4 million. Adjusted Revenue in the International Staffing segment increased by approximately 1.3 percent to $112.2 million, primarily due to stronger results in Belgium. Operating Income for the year was $2.9 million or an increase of approximately 20.7 percent from $2.4 million from fiscal 2018. Adjusted Operating Income for this segment increased by approximately 5.0 percent to $2.7 million.

North American MSP revenue increased 30.1 percent over the prior year, to $39.0 million. Adjusted Revenue for the segment increased approximately 27.1 percent year over year to $38.1 million. The increase is attributable to expansion within existing clients and new wins for managed service programs and focused growth of payroll service solutions during the year. Operating Income for the year was $5.0 million or an increase of approximately 208 percent from $1.6 million from fiscal 2018. Adjusted Operating Income for this segment increased by approximately 194 percent to $4.8 million.

Gross margin for fiscal 2019 increased by 50 basis points to 15.3 percent of revenue. The increase is primarily attributable to a revenue mix shift towards higher-margin business, particularly in the North American MSP segment.

SG&A expense for fiscal 2019 was $157.1 million, compared to $173.3 million in the prior year. Excluding the expense associated with the 53rd operating week, adjusted SG&A expense decreased by $18.9 million, or 10.9 percent on a year-over-year basis. The decrease is attributable to the Company’s strategic approach to optimize resources, greater productivity across the organization, and real estate consolidation of under-utilized regional and corporate offices.

Adjusted EBITDA for fiscal 2019 was $1.0 million, compared to ($13.1) million in the prior-year. The improvement is primarily attributable to a smaller GAAP net loss and an increase in other income, which more than offset the adjustments for restructuring and severance costs and share-based compensation in fiscal 2018.

“We are confident that our strategies are working and will result in continued improvement in profitability for the full-year of fiscal 2020. Nevertheless, we expect variability in quarterly comparisons throughout the year. During the first quarter, we are up against a difficult comparison with a strong first quarter of 2019 and expect to show a decrease in year-over-year revenue,” commented Ms. Perneau. “As part of our ongoing focus to reduce costs, we plan to transition certain back office functions to Arctern, a Volt company based in Bangalore, India. We expect this transition, combined with additional strategic cost reductions to yield approximately $3.0 million in savings in fiscal 2020, and approximately $10.0 million in cost reductions in fiscal 2021.Overall, we expect to show continued profitability improvement for the next several years, through a combination of higher-margin business, improved efficiencies and greater operating leverage across our organization.”

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Amendment to Financing Program

On January 14, 2020, the Company amended the DZ Financing Program. The modifications to the agreement were to: (1) extend the Amortization Date, as defined, from January 25, 2021 to January 25, 2023, and extend the Facility Maturity Date, as defined, from July 25, 2021 to July 25, 2023; and (2) revise an existing covenant to maintain positive net income in any fiscal year ending after 2020. All other terms and conditions remain unchanged.

2019 Earnings Conference Call and Webcast

Volt Information Sciences, Inc. will conduct a conference call on Wednesday, January 15, 2020, at 5:00 p.m. Eastern Time, to review the financial results for the fourth quarter and fiscal year ended November 3, 2019. Investors interested in participating on the live call can dial 1-877-407-9039 within the U.S. or 1-201-689-8470 from abroad. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

Forward-Looking Statements

This press release contains forward-looking statements, including the Company’s revenue outlook for the first quarter of fiscal 2020 and cost reductions in fiscal 2020 and 2021, as well as profitability in 2020 and in future periods, that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended November 3, 2019. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, Adjusted Revenue consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

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The Company believes that the presentation of Non-GAAP measures on a constant currency basis, eliminating special items and the impact of businesses sold or exited provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding the extra operating week in the fourth quarter and for the year ended November 3, 2019, businesses exited, and the effect of foreign currency translation.

The Company believes the presentation of Adjusted Revenue is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income is defined as operating income excluding the extra operating week in the fourth quarter and for the year ended November 3, 2019 and businesses exited. The Company believes the presentation of Adjusted Operating Income is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

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The Company’s computation of Adjusted Revenue, Adjusted EBITDA and Adjusted Operating Income may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com

Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

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Results of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	November 3, 2019	July 28, 2019	October 28, 2018	November 3, 2019	October 28, 2018

Net revenue	$258,408	$233,176	$264,805	$997,090	$1,039,170
Cost of services	215,449	197,528	220,797	844,527	885,492
Gross margin	42,959	35,648	44,008	152,563	153,678

Selling, administrative and other operating costs	39,908	38,395	41,261	157,052	173,337
Restructuring and severance costs	1,856	2,017	4,512	4,656	8,242
Impairment charges	262	79	351	688	506
Operating income (loss)	933	(4,843)	(2,116)	(9,833)	(28,407)

Interest income (expense), net	(723)	(714)	(627)	(2,882)	(2,592)
Foreign exchange gain (loss), net	(360)	(151)	491	(612)	403
Other income (expense), net	(292)	(184)	(252)	(881)	(1,131)
Loss before income taxes	(442)	(5,892)	(2,504)	(14,208)	(31,727)
Income tax provision	307	165	382	978	958
Net loss	$(749)	$(6,057)	$(2,886)	$(15,186)	$(32,685)

Per share data:
Basic:
Net loss	$(0.04)	$(0.29)	$(0.14)	$(0.72)	$(1.55)
Weighted average number of shares	21,157	21,157	21,072	21,119	21,051

Diluted:
Net loss	$(0.04)	$(0.29)	$(0.14)	$(0.72)	$(1.55)
Weighted average number of shares	21,157	21,157	21,072	21,119	21,051

Segment data:

Net revenue:
North American Staffing	$216,587	$193,641	$220,540	$830,947	$860,544
International Staffing	30,574	28,728	27,289	114,377	117,351
North American MSP	11,659	9,555	8,208	39,010	29,986
Corporate and Other	187	1,856	9,708	15,320	35,228
Eliminations	(599)	(604)	(940)	(2,564)	(3,939)
Net revenue	$258,408	$233,176	$264,805	$997,090	$1,039,170

Operating income (loss):
North American Staffing	$7,167	$4,365	$8,197	$17,963	$12,103
International Staffing	1,619	342	1,000	2,893	2,397
North American MSP	1,838	1,120	844	5,023	1,633
Corporate and Other	(9,691)	(10,670)	(12,157)	(35,712)	(44,540)
Operating income (loss)	$933	$(4,843)	$(2,116)	$(9,833)	$(28,407)

Work days	69	63	64	256	251

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Condensed Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months ended
	November 3, 2019	October 28, 2018

Cash, cash equivalents and restricted cash beginning of the period	$36,544	$54,097

Cash used in all other operating activities	(8,797)	(25,525)
Changes in operating assets and liabilities	16,165	14,790
Net cash provided by (used in) operating activities	7,368	(10,735)

Purchases of property, equipment, and software	(9,053)	(3,565)
Net cash provided by all other investing activities	211	331
Net cash used in investing activities	(8,842)	(3,234)

Net draw-down of borrowings	5,000	-
Debt issuance costs	(783)	(1,469)
Net cash used in all other financing activities	(318)	(271)
Net cash provided by (used in) financing activities	3,899	(1,740)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(525)	(1,844)

Net increase (decrease) in cash, cash equivalents and restricted cash	1,900	(17,553)

Cash, cash equivalents and restricted cash end of the period	$38,444	$36,544

Cash paid during the period:
Interest	$3,156	$2,765
Income taxes	$1,194	$3,341

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$28,672	$24,763
Restricted cash included in Restricted cash and short term investments	9,772	11,781
Cash, cash equivalents and restricted cash, at end of period	$38,444	$36,544

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Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	November 3, 2019	October 28, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,672	$24,763
Restricted cash and short-term investments	12,794	14,844
Trade accounts receivable, net of allowances of $117 and $759, respectively	135,950	157,445
Other current assets	7,252	7,444
TOTAL CURRENT ASSETS	184,668	204,496
Other assets, excluding current portion	7,446	7,808
Property, equipment and software, net	25,890	24,392
TOTAL ASSETS	$218,004	$236,696

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$21,507	$27,120
Accounts payable	36,341	33,498
Accrued taxes other than income taxes	11,244	15,275
Accrued insurance and other	24,654	23,335
Income taxes payable	1,570	1,097
TOTAL CURRENT LIABILITIES	95,316	100,325
Accrued insurance and other, excluding current portion	12,029	13,478
Deferred gain on sale of real estate, excluding current portion	20,270	22,216
Income taxes payable, excluding current portion	289	600
Deferred income taxes	17	510
Long-term debt	53,894	49,068
TOTAL LIABILITIES	181,815	186,197

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,367,821 and 21,179,068 shares, respectively	2,374	2,374
Paid-in capital	77,688	79,057
(Accumulated deficit) retained earnings	(10,917)	9,738
Accumulated other comprehensive loss	(6,801)	(7,070)
Treasury stock, at cost; 2,370,182 and 2,558,935 shares, respectively	(26,155)	(33,600)
TOTAL STOCKHOLDERS' EQUITY	36,189	50,499
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$218,004	$236,696

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GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended
	November 3, 2019		October 28, 2018
Reconciliation of GAAP net loss to Non-GAAP net income:
GAAP net loss	$(749)		$(2,886)
Selling, administrative and other operating costs	(486	)(a)	(486	)(a)
Restructuring and severance costs	1,856		4,512
Impairment charge	262	(b)	351	(c)
Non-GAAP net income	$883		$1,491

	Three Months Ended
	November 3, 2019		October 28, 2018
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(749)		$(2,886)
Selling, administrative and other operating costs	(486	)(a)	(486	)(a)
Restructuring and severance costs	1,856		4,512
Impairment charge	262	(b)	351	(c)
Depreciation and amortization	1,828		1,694
Share-based compensation	413		753
Total other (income) expense, net	1,375		388
Provision for income taxes	307		382
Adjusted EBITDA	$4,806		$4,708

Special item adjustments consist of the following:

(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates to closing of certain offices and software no longer in use.
(c)	Relates to software no longer in use.

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GAAP to Non-GAAP Reconciliations

(in thousands)

	Twelve Months Ended
	November 3, 2019		October 28, 2018
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(15,186)		$(32,685)
Selling, administrative and other operating costs	(1,944	)(a)	(1,944	)(a)
Restructuring and severance costs	4,656		8,242
Impairment charges	688	(b)	506	(c)
Income tax benefit	-		(1,052	)(d)
Non-GAAP net loss	$(11,786)		$(26,933)

	Twelve Months Ended
	November 3, 2019		October 28, 2018
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(15,186)		$(32,685)
Selling, administrative and other operating costs	(1,944	)(a)	(1,944	)(a)
Restructuring and severance costs	4,656		8,242
Impairment charges	688	(b)	506	(c)
Depreciation and amortization	6,955		7,209
Share-based compensation	499		1,270
Total other (income) expense, net	4,375		3,320
Provision (benefit) for income taxes	978		958
Adjusted EBITDA	$1,021		$(13,124)

Special item adjustments consist of the following:

(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates to exit of customer care solutions business and the closing of other offices.
(c)	Relates to previously purchased software module that is no longer in use.
(d)	Relates to a discrete tax benefit resulting from the expiration of uncertain tax positions in Q1 2018.

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GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended November 3, 2019				Three Months Ended October 28, 2018
	As Reported	14th week	Business Exited	Adjusted	As Reported	FX impact	Business Exited	Adjusted
Revenue
North American Staffing	$216,587	$(15,770)	$-	$200,817	$220,540	$-	$(520)	$220,020
International Staffing	30,574	(2,214)	-	28,360	27,289	(1,225)	-	26,064
North American MSP	11,659	(910)	-	10,749	8,208	-	-	8,208
Corporate and Other	187	(11)	-	176	9,708	-	(9,529)	179
Eliminations	(599)	43	-	(556)	(940)	-	520	(420)
Total Revenue	$258,408	$(18,862)	$-	$239,546	$264,805	$(1,225)	$(9,529)	$254,051

	Twelve Months Ended November 3, 2019				Twelve Months Ended October 28, 2018
	As Reported	53rd week	Business Exited	Adjusted	As Reported	FX impact	Business Exited	Adjusted
Revenue
North American Staffing	$830,947	$(15,770)	$(692)	$814,485	$860,544	$-	$(1,853)	$858,691
International Staffing	114,377	(2,214)	-	112,163	117,351	(5,980)	(698)	110,673
North American MSP	39,010	(910)	-	38,100	29,986	-	-	29,986
Corporate and Other	15,320	(11)	(14,593)	716	35,228	-	(34,415)	813
Eliminations	(2,564)	43	692	(1,829)	(3,939)	-	1,853	(2,086)
Total Revenue	$997,090	$(18,862)	$(14,593)	$963,635	$1,039,170	$(5,980)	$(35,113)	$998,077

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended November 3, 2019				Three Months Ended October 28, 2018
	As Reported	14th week	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$7,167	$(759)	$-	$6,408	$8,197	$-	$8,197
International Staffing	1,619	(220)	-	1,399	1,000	4	1,004
North American MSP	1,838	(224)	-	1,614	844	-	844
Corporate and Other	(9,691)	502	437	(8,752)	(12,157)	(79)	(12,236)
Total Operating Income (Loss)	$933	$(701)	$437	$669	$(2,116)	$(75)	$(2,191)

	Twelve Months Ended November 3, 2019				Twelve Months Ended October 28, 2018
	As Reported	53rd week	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$17,963	$(759)		$17,204	$12,103		$12,103
International Staffing	2,893	(220)	19	2,692	2,397	166	2,563
North American MSP	5,023	(224)		4,799	1,633		1,633
Corporate and Other	(35,712)	502	2,462	(32,748)	(44,540)	(116)	(44,656)
Total Operating Income (Loss)	$(9,833)	$(701)	$2,481	$(8,053)	$(28,407)	$50	$(28,357)

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended November 3, 2019				Three Months Ended October 28, 2018
	As Reported	14th week	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
Gross Margin	$42,959	$(3,311)	$-	$39,648	$44,008	$(428)	$43,580
Selling, administrative and other operating costs	39,908	(2,610)	(34)	37,264	41,261	(338)	40,923
Restructuring and severance costs	1,856	-	(403)	1,453	4,512	(15)	4,497
Impairment charges	262	-	-	262	351	-	351
Total Operating Income (Loss)	$933	$(701)	$437	$669	$(2,116)	$(75)	$(2,191)

	Twelve Months Ended November 3, 2019				Twelve Months Ended October 28, 2018
	As Reported	53rd week	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
Gross Margin	$152,563	$(3,311)	$(523)	$148,729	$153,678	$(1,669)	$152,009
Selling, administrative and other operating costs	157,052	(2,610)	(569)	153,873	173,337	(1,565)	171,772
Restructuring and severance costs	4,656	-	(2,087)	2,569	8,242	(154)	8,088
Impairment charges	688	-	(348)	340	506	-	506
Total Operating Income (Loss)	$(9,833)	$(701)	$2,481	$(8,053)	$(28,407)	$50	$(28,357)

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